CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report on the Optimum Q Funds dated August 29, 2003 in the Registration Statement (Form N-1A) of Optimum Q Funds and its incorporation by reference in the related Prospectuses and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (File No. 333-91856) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21141).

Ernst & Young LLP

Chicago, Illinois
November 23, 2004